Exhibit 10.1

AMENDMENT NUMBER 1

to

SECURITIES PURCHASE AGREEMENT

by and among

R&G FINANCIAL CORPORATION,

R&G ACQUISITION HOLDINGS CORPORATION,

ELLIOTT ASSOCIATES, L.P.

and

FINANCIAL STOCKS CAPITAL PARTNERS IV L.P.

Dated as of

October 1, 2007

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of October 1, 2007 by and among R&G Financial Corporation, a Puerto Rico corporation (“RGF”), R&G Acquisition Holdings Corporation, a Florida corporation (the “Company” or “RAC” and, along with RGF, the “Companies”), Elliott Associates, L.P (“Elliott”), and Financial Stocks Capital Partners IV L.P., and, along with Elliott, the “Majority Holders”), with the Majority Holders acting on behalf of all of the investors (each, an “Investor” and collectively, the “Investors”) listed on Schedule A to the Stock Purchase Agreement dated March 27, 2006 between the Companies and such Investors (the “Agreement”). Terms that are not otherwise defined herein shall have the meaning which is set forth in the Agreement and the Operative Documents, as defined in the Agreement.

WHEREAS, pursuant to the terms and conditions set forth in the Agreement and the Operative Documents, at the Closing, the Investors invested a total of $150 million in RAC by purchasing the following: (i) $150 million of RAC Series A Preferred Stock; (ii) detachable RGF Warrants to purchase 10 million shares of RGF Class B Common Stock, subject to adjustment as provided in such RGF Warrants; and (iii) detachable Purchase Rights exercisable for shares of RGF Class B Common Stock as specified in the Additional Purchase Rights Investment Agreement (the “APRI”);

WHEREAS, the Companies and RG Crown Bank FSB (“Crown Bank”) entered into a Stock Purchase Agreement with Fifth Third Financial Corporation dated May 20, 2007 (the “Sale Agreement”), which provides for a Change in Control of Crown Bank pursuant to Section 5(c) of the RAC Series A Preferred Stock;

WHEREAS, the redemption of the RAC Series A Preferred Stock is a condition to closing of the transactions contemplated by the Sale Agreement;

WHEREAS, the Companies have sought and obtained the permission of the Federal Reserve to redeem all of the RAC Series A Preferred Stock subject to, and in conjunction with the closing of the transactions contemplated by, the Sale Agreement;

WHEREAS, since the Closing, RAC has timely made all required dividend payments on the RAC Series A Preferred Stock;

WHEREAS, the Companies have obtained permission of their applicable regulators to make the dividend payment required on the RAC Series A Preferred Stock for the Dividend Period ending September 30, 2007;

WHEREAS, the Board of Directors of RAC have nonetheless been considering whether or not to pay the dividend due to be paid on the RAC Series A Preferred Stock for the Dividend Period through and including September 30, 2007, and in order to induce RAC to make

Exhibit 10.1

such dividend payment, the Majority Holders have agreed to the provisions set forth in this Amendment and are willing to enter into this Amendment; and

WHEREAS, pursuant to Section 7.7 of the Agreement and Section 5.5 of the RGF Warrants, the Majority Holders have the contractual authority, agreed upon by all of the Investors, to amend the Agreement and the RGF Warrants, and to bind all of the Investors by such actions, and it is the express intention of the Majority Holders and the Companies that the Agreement and the RGF Warrants be amended by this Amendment to bind all of the Investors by the terms set forth herein.

NOW THEREFORE, BE IT RESOLVED, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Payment of Dividend on RAC Series A Preferred Stock for Dividend Period Due September 30, 2007. The Board of Directors of RAC has authorized and declared the payment in full of the dividend due to be paid on the RAC Series A Preferred Stock for the Dividend Period ended September 30, 2007, which is in the aggregate amount of $3,562,500, with such dividend to be paid subject to, and in conjunction with, the signing of this Amendment.

2. Best Efforts with Respect to Payment of Dividend on RAC Series A Preferred Stock for Dividend Period from October 1, 2007 through Closing Contemplated by Sale Agreement. The Companies agree to promptly file with their applicable regulators a request for permission to pay dividends on the RAC Series A Preferred Stock for the period from October 1, 2007 through the date of the closing contemplated by the Sale Agreement, and to use their best efforts to obtain the permission from their applicable regulators to make such payment. The Majority Holders agree, acknowledge and confirm that the Companies cannot and do not assure that their applicable regulators will approve of such request, and the failure to obtain such approval is not a condition to consummation of the transactions contemplated by this Amendment.

3. Redemption of RAC Series A Preferred Stock and Sale of the RGF Warrants Upon Consummation of the Transactions Contemplated by the Sale Agreement. Subject to and upon the closing of the transactions contemplated by the Sale Agreement, (i) RAC agrees to redeem the RAC Series A Preferred Stock in accordance with its terms, at 110% of Stated Value; and (ii) RGF agrees to pay each Investor, upon presentment of their RGF Warrants and in consideration for the sale and relinquishment of each such RGF Warrants, a cash payment of $0.001 for each share of RGF Common Stock subject to such RGF Warrants. The Majority Holders agree, acknowledge and confirm that they each shall promptly present their RGF Warrants for cancellation and payment in accordance with the terms hereof upon confirmation that the transactions contemplated by the Sale Agreement have closed. The Majority Holders further agree, acknowledge and confirm that the actions agreed upon herein shall be deemed to constitute an amendment of the terms of the RGF Warrants, as provided for and in accordance with the requirements of, Section 5.5 thereof.

Exhibit 10.1

4. Agreement of Majority Holders to Notify Investors. The Majority Holders hereby agree, acknowledge and confirm that promptly following the execution of this Amendment by the parties hereto, they shall notify all Investors of the signing of this Amendment and shall provide each Investor with a copy of this Amendment, and further, that promptly following the closing of the transactions contemplated by the Sale Agreement, they shall so notify each Investor and advise them of their rights under their RGF Warrants as modified and amended by this Amendment.

5. Impact of Closing of Transactions Contemplated by Sale Agreement and Failure to Close Such Transaction. The parties hereto agree, acknowledge and confirm that upon the closing of the transactions contemplated by the Sale Agreement and the payment of the amounts referenced in paragraphs 1, 2 (provided that the payment in paragraph 2 hereof is required to be paid only to the extent that the Companies have received approval to make such payment from their applicable regulators), and 3 hereof, all obligations of RGF and RAC to the Investors under the RAC Series A Preferred Stock, the RGF Warrants, the APRI, this Amendment, the Agreement and the Operative Documents shall, in all respects and for all purposes, be deemed terminated and of no further force or legal effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written by their respective undersigned officers thereunto duly authorized.

R&G FINANCIAL CORPORATION

By:	/s/ Rolando J. Rodriguez
Name: Rolando J. Rodriguez Title: President and Chief Executive Officer

Address: R&G Tower Building 290 Jesus T. Pinero Ave San Juan, PR 00918

R&G ACQUISITION HOLDINGS CORPORATION

By:	/s/ Rolando J. Rodriguez
Name: Rolando J. Rodriguez Title: President and Chief Executive Officer

Address: R&G Tower Building 290 Jesus T. Pinero Ave San Juan, PR 00918

Exhibit 10.1

FINANCIAL STOCKS CAPITAL PARTNERS IV L.P.

By: Its:	Finstocks Capital Management IV, LLC Sole General Partner

By:	/s/ Steven N. Stein
Name: Steven N. Stein Title: Chairman and Chief Executive Officer

Address: 507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202

ELLIOTT ASSOCIATES, L.P.

By: By:	Elliott Capital Advisors, L.P., as general partner Braxton Associates, Inc., as general partner

By:	/s/ Elliott Greenberg
Name: Elliott Greenberg Title: Vice President

Address: C/o Elliott Management Corporation 712 5th Avenue New York, NY 10019

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